ACE*COMM REPORTS STRONG YEAR-OVER-YEAR IMPROVEMENTS FOR THE THIRD QUARTER OF FISCAL 2006

-Company Achieves 4th Consecutive Profitable Quarter; Launches Newest Products -

Corporate Highlights for the Quarter:

•	Reported revenues of $6.7 million for the quarter and $20.1 million for the nine months — a 78% increase over same quarter last year and 53% increase over the same nine month period last year

•	Posted 4th consecutive quarter of profitability

•	Announced new customer, Cameroon Tel, for advanced OSS contract

•	Signed new Network Business Intelligence™ (NBI) contract with large Latin American mobile operator

Gaithersburg, MD –May 3, 2006 – ACE*COMM Corporation (NASDAQ: ACEC), a global provider of advanced OSS, value-added services, and network business intelligence solutions, today reported financial results for the quarter ended March 31, 2006, the third quarter of its 2006 fiscal year. The Company reported revenues of $6.7 million for the quarter, which compares to $3.8 million for the comparable quarter of fiscal year 2005. Net profit for the quarter was $365 thousand, or $0.02 per share, compared to a net loss of $6.6 million, or $0.47 per share, for the same quarter in the prior year.

For the nine months, revenues were $20.1 million which compares to $13.2 million for the same nine months period last year. Net profit for the nine months ended March 31, 2006 was $812 thousand or $0.05 per share as compared to a net loss of $6.8 million or $0.49 per share in the same nine months last year.

“These results represent performance consistent with our strategic growth plan,” said George T. Jimenez, CEO of ACE*COMM. “We have demonstrated improving earnings growth and strong year-over-year revenue increases, while at the same time bringing new products to market.”

Product Developments:

•	Launched new content filtering capabilities for Parent Patrol™; announced partnership with RuleSpace, industry’s top content classification solutions provider

•	Introduced hyper-convergent product for valuation of network-based charges and services

•	Announced technology partnership with Experian, global leader in consumer-level information, to supply new demographic data capabilities for Market Maker™ market visualization tool

•	Announced Enterprise Patrol™ – new solution for businesses that need to rein in the high cost of corporate mobile phone use

•	Introduced Network Business Intelligence capabilities for enterprise telecom systems

•	Unveiled Market Maker™ for GSM operators

Continued Mr. Jimenez: “We launched a number of new and upgraded revenue-generating value-added services, and solutions for the emerging network business intelligence (NBI) market. Most significantly:

•	The recent release of Parent Patrol™ with content filtering capabilities, strengthens our ability to take full advantage of a tremendous market opportunity unfolding before us – enabling carrier’s to capitalize on high-growth mobile youth segments by offering tools for parental controls.

•	We also launched Market Maker™ with new demographic data views designed to arm service providers with robust consumer profiling and demographic data capabilities so that they can more effectively offer targeted services to their best customer prospects. We believe that this offering is an attractive solution for the proliferating carrier demand for services that maximize revenue and engender customer loyalty.

Our stated growth strategy highlights the development of vertical solutions, based on our core technologies, to expand our portfolio of offerings with which to penetrate the Tier 1 carrier segment. This quarter’s product and technology announcements clearly indicate that we are making progress in line with our plan.”

Concluded Mr. Jimenez: “In tandem with our new product directions, we worked to significantly upgrade our core, field-proven advanced OSS products to ensure we maintain our market position, are able to show a clear upgrade path for existing customers, and can attack Tier 1 market with high margin, value-added services. Together, our product sets offer advanced, robust and compelling solutions for the challenges that service providers now face in an evolving industry.”

Earnings Call
ACE*COMM will host an earnings teleconference call this evening, May 3, 2006 at 5:30 pm, Eastern Standard Time, to discuss the first quarter results. To participate, please call 866-835-8825 (within the United States) or 703-639-1407 (outside the United States).
When prompted, enter the ACE*COMM reservation number 893493. Internet users can hear a simultaneous live Webcast of the teleconference at http://acecomm.com or http://www.fulldisclosure.com. A taped replay of the call will be made available from the ACE*COMM Corporate Web Site after 8:30 pm, on Wednesday, May 3, 2006.

About ACE*COMM

ACE*COMM is a global provider of network business intelligence and advanced operations support systems (OSS) solutions for telecom service providers and enterprises. ACE*COMM’s solutions are applicable to a range of legacy through next-generation networks that include wired, wireless, voice, data, multimedia, and Internet communications networks. These solutions provide the analytical tools required to extract data from operating networks and correlate it with business data to produce business intelligence — insight customers use for asset recovery and revenue assurance, cost reduction, improved operational efficiency, acceleration of time-to-market for new services, and more effective customer care.

For over 20 years, ACE*COMM technology has been effectively deployed for more than 300 customers, spanning over 4000 installations in 70 countries worldwide. ACE*COMM-installed products are currently enabling the success of customers and partners such as Alcatel, AT&T, Cisco, General Dynamics, IBM, Level 3 Communications, Marconi, Motorola, Northrop Grumman, Siemens, and Unisys. Headquartered in the Washington, DC area, ACE*COMM has corporate offices in Australia, Canada, China, and the UK. ACE*COMM is a registered ISO 9001 quality standard company. For more information, visit www.acecomm.com.

ACE*COMM, and the ACE*COMM logo are registered trademarks, and ACE*COMM Network Business Intelligence and Parent Patrol are trademarks of ACE*COMM Corporation, and Parent Patrol is a Patent Pending technology of the company.

Except for historical information, the matters discussed in this news release include forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected, including, but not limited to: the failure of anticipated demand to materialize, delays or cancellations of orders due to various factors, including business and economic conditions in the U.S. and foreign countries; industry-wide slowdowns, any limitations on customers’ financial resources, the continued convergence of voice and data networks, the continuing success of the Company’s strategic alliances for product development and marketing, customer purchasing and budgetary patterns or lack thereof; pricing pressures and the impact of competitive products; the timely development and acceptance of new products; the Company’s ability to adequately support its operations, and other risks detailed from time to time in the Company’s Report on Form 10-Q and other reports filed with the Securities Exchange Commission.

Media Relations Contact:

Marcie Weber

613.730.4726

Investor Relations Contacts:

Jody Burfening/David Waldman

dwaldman@lhai.com

212.838.3777

ACE*COMM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands except share and per share amounts)

	March 31,	June 30,
	2006	2005
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$985	$2,683
Accounts receivable, net	7,406	4,870
Inventories, net	959	532
Deferred contract costs	18	85
Prepaid expenses and other	653	601

Total current assets	10,021	8,771
Property and equipment, net	794	636
Goodwill	522	1,681
Acquired intangibles, net	1,049	2,001
Other non-current assets	849	478

Total assets	$13,235	$13,567

Liabilities and Stockholders’ Equity

Current liabilities:
Borrowings	$2,158	$2,332
Accounts payable	939	1,379
Accrued expenses	1,551	1,940
Accrued compensation	899	1,013
Deferred revenue	1,700	1,454

Total current liabilities	7,247	8,118
Long-term notes payable	33	72

Total liabilities	7,280	8,190

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized,
none issued and outstanding	—	—
Common stock, $.01 par value, 45,000,000 shares authorized,
17,550,297 and 16,694,330 shares issued and outstanding	176	167
Additional paid-in capital	34,679	34,808
Other accumulated comprehensive loss	(146)	(32)
Accumulated deficit	(28,754)	(29,566)

Total stockholders’ equity	5,955	5,377

Total liabilities and stockholders’ equity	$13,235	$13,567

ACE*COMM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the three months ended		For the nine months ended
	March 31,		March 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue
Licenses and hardware	$3,509	$1,066	$10,161	$5,212
Services	3,194	2,694	9,966	7,985

Total revenue	6,703	3,760	20,127	13,197
Cost of licenses and hardware revenue	323	742	1,805	2,193
Cost of services revenue	1,972	1,253	5,272	3,919

Total cost of revenue	2,295	1,995	7,077	6,112
Gross profit	4,408	1,765	13,050	7,085
Selling, general, and administrative	3,080	2,548	9,237	7,169
Research and development	872	631	2,826	1,745
Acquired in process research and development	—	5,118	—	5,118

Income (loss) from operations	456	(6,532)	987	(6,947)
Interest expense	91	16	174	24
Gain from settlement of debt obligation	—	—	—	228

Income (loss) before income taxes	365	(6,548)	813	(6,743)
Income tax expense	—	45	1	60

Net income (loss)	$365	$(6,593)	$812	$(6,803)

Basic net income (loss) per share	$.02	$(.47)	$.05	$(.49)

Diluted net income (loss) per share	$.02	$(.47)	$.05	$(.49)

Shares used in computing net income (loss) per share:
Basic	16,889	13,981	16,838	13,844

Diluted	17,679	13,981	17,351	13,844